 Exhibit 99.2

Crypto 1 Acquisition Corp Announces Closing of

$230,000,000 Initial Public Offering, Including Exercise of Over-Allotment Option

Miami, FL, December 9, 2021 — Crypto 1 Acquisition Corp (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering, including the exercise of the over-allotment option in full by the underwriters, resulting in the sale of an aggregate of 23,000,000 units (which includes 3,000,000 units issued in connection with the exercise of the over-allotment option). The offering was priced at $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company’s units commenced trading on the Nasdaq Global Market under the ticker symbol “DAOOU” on December 7, 2021.

The Company is led by Dr. Najamul Kidwai, Founder and Chairman, Michael (Xu) Zhao, Founder and Chief Executive Officer, and David Hytha, Chief Financial Officer, and board members Dr. Najamul Kidwai, Michael (Xu) Zhao, David Maloy, Jeffrey Singer, Alvin Eng, Matthew Krna and Faisal Galaria.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to pursue a business combination with a significant digital assets and cryptocurrency exchange, payment system and/or related financial services company, including wallets, lending and decentralized finance. The Company will not pursue any target nor consummate an initial business combination with any entity that is incorporated, organized or has its principal business operations in China, Hong Kong or Macau. The Company has not selected any specific business combination target.

Each unit sold in the offering consists of one Class A ordinary share and three-quarters of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Global Market under the symbols “DAOO” and “DAOOW,” respectively.

B. Riley Securities Inc. acted as the sole book-runner and lead manager of the offering.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $231,150,000 was placed in the Company’s trust account.

The offering was made only by means of a prospectus, copies of which may be obtained by contacting B. Riley Securities Inc., Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, or by telephone at 703-312-9580, or by email at prospectuses@brileyfin.com.

A registration statement relating to these securities was filed with the Securities and Exchange Commission (the “SEC”), and was then declared effective by the SEC on December 6, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Crypto 1 Acquisition Corp

David Hytha

Chief Financial Officer

david@crypto1.vip